                                                                    EXHIBIT 10.3

      "***" - Confidential portions of this Agreement have been omitted and filed separately with the Securities and Exchange Commission under a
          Confidential Treatment Request, pursuant to Rule 24b-2 of the
                   Securities Exchange Act of 1934, as amended








                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

             TIME WARNER ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP

                                    AS BUYER

                                       AND

                       NUCENTRIX BROADBAND NETWORKS, INC.

                                    AS SELLER

                                FEBRUARY 28, 2002

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
Article 1 Certain Definitions.................................................................................1

     1.1 Defined Terms........................................................................................1
     1.2 Additional Definitions...............................................................................5
     1.3 Rules of Construction................................................................................5

Article 2 Purchase and Sale...................................................................................6

     2.1. Excluded Service Agreements.........................................................................6
     2.2. Covenant of Purchase and Sale; Assets...............................................................6
     2.3. Excluded Assets.....................................................................................7
     2.4. Assumed Obligations and Liabilities.................................................................7
     2.5. Purchase Price......................................................................................7
     2.6. Current Items Amount...............................................................................10
     2.7. Current Items Amount Calculated....................................................................11
     2.8. Accounts Receivable, Deposits and Advance Payments.................................................11

Article 3 Seller's Representations And Warranties............................................................12

     3.1. Organization of Seller.............................................................................12
     3.2. Authority..........................................................................................12
     3.3. No Conflict; Required Consents.....................................................................12
     3.4. Service Agreement and MDU Property Information.....................................................12
     3.5. Title and Condition of On-Premises Equipment.......................................................13
     3.6. Service Agreements; Eligible Subscribers...........................................................13
     3.7. Litigation.........................................................................................14
     3.8. Taxes..............................................................................................14
     3.9. Compliance with Legal Requirements.................................................................14
     3.10. Environmental Laws and Regulations................................................................14
     3.11. Bonds.............................................................................................15
     3.12. No Rights of First Refusal........................................................................15
     3.13. Other Programmers; Programming Resale.............................................................15
     3.14. No Prior Sales....................................................................................15
     3.15. ITFS Programming..................................................................................15
     3.16. Finders and Brokers...............................................................................15
     3.17. No Misrepresentation..............................................................................15
     3.18. Taxpayer Identification Number....................................................................15

Article 4 Buyer's Representations And Warranties.............................................................16

     4.1. Organization and Qualification of Buyer............................................................16
     4.2. Authority..........................................................................................16
     4.3. No Conflict; Required Consents.....................................................................16

     4.4. Litigation.........................................................................................16
     4.5. Taxpayer Identification Number.....................................................................16

Article 5 Covenants..........................................................................................16

     5.1. Subscriber and Service Agreement Information.......................................................16
     5.2. Certain Affirmative Covenants of Sellers...........................................................17
     5.3. Certain Negative Covenants of Sellers..............................................................17
     5.4. Bulk Sales.........................................................................................17
     5.5. Transfer Taxes.....................................................................................18
     5.6. Consents...........................................................................................18
     5.7. Employees of Seller................................................................................18
     5.8. Transitional Matters...............................................................................18
     5.9. Notification of Certain Matters....................................................................18
     5.10. Commercially Reasonable Efforts...................................................................18
     5.11. Confidentiality and Publicity.....................................................................19
     5.12. Removal of Excluded Tangible Assets...............................................................20
     5.13. Certain Programming Matters.......................................................................20
     5.14. MDU Agreements....................................................................................20
     5.15. Signal Leakage....................................................................................20
     5.16. Legal Proceedings.................................................................................20
     5.17. Marketing to Eligible Subscribers.................................................................21
     5.18. Cessation of Marketing and Sales Activities.......................................................22
     5.19. No Solicitation; Eligible Subscriber Information..................................................22

Article 6 Conditions Precedent...............................................................................23

     6.1. Conditions to Buyer's Obligations..................................................................23
     6.2. Conditions to Sellers' Obligations.................................................................24

Article 7 Closing............................................................................................25

     7.1. Closings; Time and Place...........................................................................25
     7.2. Guarantee..........................................................................................25
     7.3. Seller's Obligations...............................................................................26
     7.4. Buyer's Obligations................................................................................26

Article 8 Termination And Default............................................................................27

     8.1. Termination Events.................................................................................27
     8.2. Effect of Termination..............................................................................27

Article 9 Indemnification....................................................................................28

     9.1. Indemnification by Seller..........................................................................28
     9.2. Indemnification by Buyer...........................................................................29
     9.3. Claims for Indemnity; Third Party Claims...........................................................29

     9.4. Survival of Representations and Warranties and Covenants...........................................30
     9.5. Threshold; Limitation on Indemnification...........................................................30
     9.6. Exclusive Remedy...................................................................................30

Article 10 Miscellaneous Provisions..........................................................................31

     10.1. Expenses..........................................................................................31
     10.2. Waivers...........................................................................................31
     10.3. Notices...........................................................................................31
     10.4. Risk of Loss......................................................................................32
     10.5. Binding Effect; Benefits..........................................................................32
     10.6. Entire Agreement; Amendments......................................................................32
     10.7. Governing Law.....................................................................................32
     10.8. Counterparts......................................................................................32
     10.9. Further Assurances................................................................................32
     10.10. Schedules and Exhibits; Headings.................................................................33

                         LIST OF EXHIBITS AND SCHEDULES


Exhibits

Exhibits A-1, A-2 & A-3             Forms of Service Agreements
Exhibit B                           Form of Consent
Exhibit C                           Form of Estoppel Letter
Exhibit D                           Form of Non-Competition Covenant
Exhibit E                           Form of Assignment and Bill of Sale
Exhibit F                           Form of Assumption Agreement




Schedules

Schedule 1.0                        Zip Codes
Schedule 2.3                        Excluded Assets
Schedule 2.5                        Certain MDU Properties
Schedule 3.3                        Conflicts; Consents
Schedule 3.4                        Service Agreements
Schedule 3.6                        Service Agreement Defaults
Schedule 3.7                        Litigation
Schedule 3.15                       ITFS Programming
Schedule 5.2                        Maps
Schedule 5.3                        Service Agreements Pending Renewal

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement, including the Exhibits and Schedules attached hereto (together, this "Agreement"), is entered into as of February 28, 2002, by and between Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership ("Buyer"), whose U.S. Taxpayer Identification Number is 13-3790433, and Nucentrix Broadband Networks, Inc., a Delaware corporation, whose U.S. Taxpayer Identification Number is 73-1435149 ("Seller").


                                     RECITAL

         Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets owned by Seller and used by Seller in providing video entertainment services through multichannel multipoint distribution systems (the "MMDS Systems") to customers located in the postal zip codes identified in
Schedule 1.0, and any replacement or successor code thereto (as limited by the footnotes on Schedule 1.0, the "Zip Codes") or otherwise as identified on
Schedule 3.4, in and around Austin, Wichita Falls, Waco and Temple, Texas, on the terms set forth, and as more particularly described, in this Agreement.


                                   AGREEMENTS

         In consideration of the mutual covenants and promises set forth herein, Buyer and Seller agree as follows:

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

         1.1. Defined Terms. As used in this Agreement, the following terms, whether in singular or plural form, shall have the following meanings:

         "Closing Date" means, with respect to each Closing, the date on which such Closing occurs.

         "Consent" means any consent, permit or approval of any Person (other than the parties) necessary to transfer the Assets to Buyer, to consummate lawfully the transactions contemplated hereby or as otherwise required by this Agreement.

         "Converted Subscriber" means, as of the relevant Closing Date, any Eligible Subscriber that (i) became a subscriber of Buyer's cable television service during the term of this Agreement, including after receipt of Buyer's written solicitation to such Eligible Subscriber (as contemplated by Section 5.17), (ii) has paid in full for and received at least one month of Buyer's cable television service at Buyer's standard rates, (iii) has no outstanding past due amount owing to Buyer for any services provided by

Buyer to such subscriber (whether before or after the date of this Agreement) and (iv) is not pending disconnection for any reason.

         "DBS" means direct broadcast satellite.

         "Eligible Subscriber" means any individual residential account (whether a resident of a MDU Property or a single-family dwelling unit) and any commercial account (i.e., any non-residential account that receives service on terms similar to an individual residential account) that (i) is located within one of the Zip Codes or is identified on Schedule 3.4, and (ii) is receiving from Seller, as of the date of this Agreement and as of the date of Buyer's written solicitation to such account (as contemplated by Section 5.17), any level of video entertainment services through the MMDS Systems, but shall not include any such account that: (a) is not located in an area for which Buyer has been granted a franchise to provide cable television services by the applicable Governmental Authority; (b) cannot be served from Buyer's existing cable plant with a subscriber drop of 150 feet or less; (c) at the time of solicitation by Buyer, receives broadcast basic programming only from Seller and DBS video programming from a DBS provider; (d) is a resident of a MDU Property with respect to which Seller does not have a written Service Agreement that is in full force and effect; (e) is a commercial account that cannot be served from Buyer's existing cable plant without trenching through concrete or asphalt surfaces; (f) has not received and paid in full for at least one full month of service at the MMDS System's standard rates; (g) is more than 60 days delinquent in payment for any service provided by the MMDS System; (h) has any outstanding past due amount owing to Buyer for any services previously provided by Buyer to such subscriber; (f) is pending disconnection by Seller for any reason; or (i) was solicited by Seller during the 60-day period preceding the date of this Agreement by extraordinary promotions or offers of discounts.

         "Equivalent Basic Subscriber" means, with respect to each bulk billed Service Agreement, the lower of (i) the number of Equivalent Basic Subscribers set forth on Schedule 3.4 for such Service Agreement and (ii) the number obtained by dividing (a) the aggregate monthly billings under such Service Agreement for all tiers of basic television service provided by the MMDS System (excluding any charges for premium service, pay-per-view programming, internet access, franchise fees, taxes, second connects, additional outlets, installation fees, deposits and other non-recurring items and any charges for rental converters, remote control devices and other like charges for equipment), by (b) "***"; provided, however, that with respect to any bulk billed Seasonal Service Agreement, the number of Equivalent Basic Subscribers shall be determined instead by taking the lower of (I) the number of Equivalent Basic Subscribers set forth on Schedule 3.4 for such Seasonal Service Agreement and (II) the number obtained by dividing (A) one-twelfth of the prior 12 months' billings under such Service Agreement for all tiers of basic television service provided by the MMDS System (excluding any charges for premium service, pay-per-view programming, internet access, franchise fees, taxes, second connects, additional outlets, installation fees, deposits and other non-recurring items and any charges for rental converters, remote control devices and other like charges for equipment), by (B) "***".

         "Exclusive Service Agreement" means a written agreement between Seller and an owner of a MDU Property, pursuant to which Seller is granted the exclusive right to provide any form of video entertainment services to the residents of the MDU Property, either on a bulk billed or individual subscriber basis.

         "Governmental Authority" means the United States of America, any state, commonwealth, territory, or possession thereof and any political subdivision or quasi-governmental authority of any of the same.

         "Hazardous Substances" means (i) any "hazardous waste" as defined by the Resources Conservation and Recovery Act of 1976 ("RCRA") (42 U.S.C. Section 6901 et seq.); (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.
Section 9601 et seq.) ("CERCLA"); (iii) any substance regulated by the Toxic Substances Act ("TSCA") (42 U.S.C. Section 2601 et seq.); (iv) asbestos; (v) polychlorinated biphenyls; (vi) any substances regulated under the provisions of Subtitle I of RCRA relating to underground storage tanks; (vii) any substance the presence, use, treatment, storage, transmission or disposal of which on or from the Real Property is prohibited by any Legal Requirements; and (viii) any other substance which by any Legal Requirements require special handling, reporting or notification to any Governmental Authority in its collection, storage, use, treatment, transmission or disposal.

         "Judgment" means any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, or any arbitrator or arbitration panel, and any order of or by any Governmental Authority.

         "Knowledge" means, with respect to Seller, the actual awareness or knowledge of each officer and manager of Seller.

         "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including Judgments.

         "Licenses" means all domestic satellite, business radio, CARS, microwave and other licenses, and all authorizations and permits relating to the MMDS Systems granted to Seller by any Governmental Authority.

         "Lien" means any security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement or otherwise.

         "Litigation" means any claim, action, suit, proceeding, arbitration, investigation, hearing or other judicial or administrative procedure that could result in a Judgment, and notice of any of the foregoing.

         "Losses" means any claims, losses, liabilities, damages, Liens, penalties, costs, and expenses, including interest which may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and the reasonable cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event with respect to which indemnification is sought, but shall in no event include incidental or consequential damages.

         "MDU Property" means the multiple dwelling unit properties, including motels, hotels and similar properties, identified on Schedule 3.4, the residents or occupants of which are receiving video entertainment services from Seller through one of its MMDS Systems.

         "Non-Exclusive Service Agreement" means a written agreement between Seller and an owner of a MDU Property, pursuant to which Seller is granted the non-exclusive right to provide video entertainment services to the residents of the MDU Property.

         "On-Premises Equipment" means the distribution cable and inside wiring located on the MDU Properties that are covered by a Service Agreement transferred to Buyer pursuant to this Agreement and are (i) owned by Seller, and
(ii) used by Seller to provide video programming service as of the date of this Agreement.

         "Permitted Lien" means (i) any Lien securing Taxes, assessments and governmental charges not yet due and payable or being contested in good faith (and for which adequate accruals or reserves have been established), (ii) any right or interest in the Assets, or right to acquire the Assets, held by a MDU property owner pursuant to the terms of the applicable Service Agreement, as well as any Lien granted by such property owner with respect to such owner's right or interests in the Assets, (iii) any right, interest or claim in or to any inside wiring included in the Assets granted to or obtained by a Person pursuant to applicable Legal Requirements, and (iv) any claim by a mortgagee with respect to a MDU Property that the tangible Assets located on such MDU Property constitute a fixture.

         "Person" means any natural person, Governmental Authority, corporation, general or limited partnership, limited liability company, joint venture, trust, association or unincorporated entity of any kind.

         "Seasonal Service Agreement" means the Service Agreements serving the University of Texas accounts and any other seasonal accounts, as designated on
Schedule 3.4.

         "Service Agreement" means an Exclusive Service Agreement or a Non-Exclusive Service Agreement, as the case may be, and includes any Seasonal Service Agreement.

         "Taxes" means all levies and assessments of any kind or nature imposed by any Governmental Authority, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

         "Transaction Documents" means all instruments and documents executed and delivered by Buyer, Seller, or any officer, director or affiliate of either of them, in connection with this Agreement or the transactions contemplated hereby.

         1.2. Additional Definitions. The following is a list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:

                  Term                                                    Section
                  ----                                                    -------
                  Assets                                                  2.2
                  Assumed Obligations and Liabilities                     2.4
                  Buyer                                                   Preamble
                  Buyout Provision                                        2.5.1
                  Claims                                                  2.5.1
                  Closing                                                 7.1
                  Confidential Information                                5.10.1
                  Current Items Amount                                    2.6
                  Cutover                                                 5.7
                  Equipment Release                                       5.12
                  Estoppel Letter                                         5.5
                  Excluded Assets                                         2.2
                  Excluded Service Agreements                             2.1
                  Final Closing Date                                      7.1
                  First Closing Date                                      7.1
                  GAAP                                                    2.6
                  Holdback Amount                                         2.5.1
                  ITFS Programming                                        3.15
                  Indemnitee                                              9.3
                  Indemnitor                                              9.3
                  MMDS Systems                                            Recitals
                  New Buyer Service Agreements                            2.5.1
                  Non-Competition Covenant                                6.1.6
                  Purchase Price                                          2.5
                  Qualified Auditor                                       2.7
                  Seller                                                  Preamble
                  Threshold Amount                                        9.5
                  Zip Codes                                               Recital

         1.3. Rules of Construction. Unless otherwise expressly provided in this Agreement, (i) accounting terms used in this Agreement shall have the meaning ascribed to them under GAAP; (ii) words used in this Agreement, regardless of the gender used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, as the context requires; (iii) the word "including" is not limiting; (iv) the capitalized term "Section" refers to sections of this Agreement; (v) references to a particular Section include all subsections thereof, (vi) references to a particular statute or regulation include all amendments thereto, rules and regulations thereunder and any successor statute, rule or regulation, or published clarifications or interpretations with respect thereto, in each case as from time to time in effect; (vii) references to a Person include such Person's successors and assigns to the extent not prohibited by this Agreement; and (viii) references to a "day" or number of "days" (without the explicit qualification "business") shall be interpreted as a reference to a calendar day or number of calendar days.

                                    ARTICLE 2
                                PURCHASE AND SALE

         2.1. Excluded Service Agreements. Buyer shall have no obligation to acquire any Service Agreement and pay for the subscribers served pursuant thereto to the extent that (i) the Service Agreement is not in writing or has expired as of the relevant Closing Date; (ii) the Service Agreement does not grant the rights reasonably required by Buyer to install, maintain and operate its cable television system on the premises of the MDU Property and/or provide cable television services to the residents of the MDU Property; (iii) the Service Agreement contains terms and conditions (financial or operational) that are materially different than the terms and conditions of the forms of Service Agreement attached as Exhibits A-1, A-2 and A-3 to this Agreement; (iv) either Seller or the MDU Property owner which is party to the Service Agreement is in material default of its obligations thereunder as of the relevant Closing Date;
(v) the MDU Property owner which is party to the Service Agreement is more than 60 days delinquent in payment for cable television services provided by Buyer; or (vi) Buyer otherwise designates in writing to Seller before the First Closing Date that it desires to exclude the Service Agreement from the transactions contemplated by this Agreement; provided, that, Buyer shall have a period of at least 30 days after it has received true and correct copies of the Service Agreements in which to make such designation. Any Service Agreement that is excluded by Buyer from the transactions contemplated by this Agreement pursuant to this Section 2.1 is referred to in this Agreement as an "Excluded Service Agreement."

         2.2. Covenant of Purchase and Sale; Assets. Subject to and in accordance with the terms and conditions set forth in this Agreement, Seller shall transfer to Buyer, and Buyer shall purchase from Seller, free and clear of all Liens (except for Permitted Liens), all of Seller's right, title and interest in and to the following described assets and properties, tangible and intangible, relating to the MMDS Systems (collectively, the "Assets"):

                  2.2.1. the Service Agreements, subject to the provisions of
         Section 2.1;

                  2.2.2. the On-Premises Equipment directly related to each Service Agreement transferred to Buyer; and

                  2.2.3. Seller's customer information files relating to Seller's provision of video entertainment services at each MDU Property that is covered by a Service Agreement transferred to Buyer.

         2.3. Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the Assets shall not include the following, which shall be retained by Seller (the "Excluded Assets"): (i) contracts or agreements, other than the Service Agreements transferred to Buyer at a Closing, that are held or used by Seller in connection with the MMDS Systems, including Excluded Service Agreements, programming agreements, retransmission consent agreements, spectrum leases, Franchises and pole attachment agreements; (ii) the Licenses, (iii) insurance policies and rights and claims thereunder; (iv) bonds, letters of credit, surety instruments, and other similar items; (v) cash and cash equivalents, including deposits of subscribers of the MMDS Systems; (vi) Seller's trademarks, trade names, service marks, service names, logos, and similar proprietary rights; (vii) claims, rights and interests in and to any refunds for Taxes or fees, including franchising and copyright fees, for periods prior to the applicable Closing Date; (viii) rights of Seller under any contract for subscriber billing services and any leased subscriber billing equipment;
(ix) employee benefit plans of any nature and their assets; (x) any interest in owned or leased real estate (but not including any easement or property right created under any MDU Agreement transferred to Buyer); (xi) vehicles; (xii) antennas and set-top boxes used or usable in connection with Seller's video entertainment services; (xiii) inventories of spare equipment or replacement parts not located on-premise at an MDU Property that is subject to a MDU Agreement transferred to Buyer; (xiv) antennas and towers comprising part of the MMDS Systems, or used in connection with Seller's video entertainment services;
(xv) rights retained by Seller under Section 2.8(i); and (xvi) the rights, assets and properties described on Schedule 2.3.

         2.4. Assumed Obligations and Liabilities. From and after the relevant Closing Date with respect to each Service Agreement transferred to Buyer, Buyer shall assume, and shall thereafter pay, discharge, and perform, as and when due, the following (the "Assumed Obligations and Liabilities"): (i) those obligations and liabilities arising from and after the Closing Date under such Service Agreement; and (ii) all obligations and liabilities arising out of Buyer's ownership or operation of the Assets related to such Service Agreement. All obligations and liabilities other than the Assumed Obligations and Liabilities shall remain and be the obligations and liabilities solely of Seller.

         2.5. Purchase Price. Subject to the adjustments contemplated by Section
2.6 and determined pursuant to Section 2.7, and in consideration for the Assets and the Non-Competition Covenant contemplated by Section 6.1.6, Buyer shall pay to Seller, by wire transfer of immediately available funds, an amount in cash to be determined and paid as follows (the "Purchase Price"):

                  2.5.1. With respect to each bulk billed Service Agreement transferred to Buyer, the Purchase Price shall be equal to the lesser of (i) "***" for each Equivalent Basic Subscriber multiplied by the number of years (rounding down to the nearest whole year) remaining in the then current term of the Service Agreement, not to exceed "***", and (ii) the amount, if any, set forth in the Service Agreement which, if paid by the owner of the MDU Property, would result in the termination of the Service Agreement for such MDU Property prior to the expiration of its then current term (a "Buyout Provision"). For example, if Seller serves 100 Equivalent Basic Subscribers pursuant to a Service Agreement with 9.5 years of remaining term, and there is no Buyout Provision, then the Purchase Price for the Assets relating to the Service Agreement, including the Service Agreement, would be "***". If the remaining term of the Service Agreement were 6.5 years, the Purchase Price would be "***". If the remaining term of the Service Agreement were 6.5 years and there was a "***" Buyout Provision, then the Purchase Price would be "***". Buyer shall pay to Seller the aggregate Purchase Price determined pursuant to this Section 2.5.1 on the relevant Closing Date, subject to a hold back equal to "***" of such Purchase Price (the "Holdback Amount"), which together with interest earned thereon, shall be held by Buyer solely as security for any claims that may be made by Buyer against Sellers pursuant to
         Article 9 of this Agreement (collectively, "Claims"). Buyer shall pay to Seller the remainder of the Holdback Amount, together with accrued interest, less any amount required to cover pending Claims, on the first anniversary of the Final Closing Date. Sellers shall receive interest on the Holdback Amount from and after the relevant Closing Date, less any amount applied by Buyer to cover Claims, at the rate per annum publicly announced from time to time by the Bank of New York as its prime rate. Within 10 days after final reconciliation of any Claim that is pending as of the first anniversary of the Final Closing Date, Buyer shall pay to Seller the remaining Holdback Amount related to such Claim, less any amount applied by Buyer to cover such Claim, with interest as provided in the preceding sentence. Notwithstanding the foregoing, with respect to the bulk billed MDU Properties listed on
         Schedule 2.5, Buyer shall use commercially reasonable (which shall take into account the amount payable by Buyer to Seller pursuant to this Agreement) efforts during the term of this Agreement to negotiate and enter into a service agreement with respect to each such MDU Property (each, a "New Buyer Service Agreement"), and on the Closing Date next occurring after execution of any New Buyer Service Agreement, shall pay to Seller an amount equal to "***" for each Equivalent Basic Subscriber served by Seller at such MDU Property immediately prior to the effective date of such New Buyer Service Agreement. Except as set forth in the foregoing sentence, Buyer shall have no obligation to Seller with respect to the MDU Properties listed on Schedule 2.5.

                  2.5.2. With respect to each individually billed Exclusive Service Agreement transferred to Buyer, the Purchase Price shall be equal to "***" for each Converted Subscriber served under such Service Agreement multiplied by the number of years (rounding down to the nearest whole year) remaining in the then current term of such Service Agreement, not to exceed eight years, but in no event exceeding, in the aggregate, the amount of any Buyout Provision in such Service Agreement (if such Service Agreement contains a Buyout Provision) and in no event less than, individually, "***" for each Converted Subscriber served pursuant to such Exclusive Service Agreement. Buyer shall pay to Seller the Purchase Price determined pursuant to this Section 2.5.2 for each Converted Subscriber on the first Closing Date occurring after the date such subscriber becomes a Converted Subscriber (provided that such subscriber remains a Converted Subscriber on such Closing Date). Notwithstanding the foregoing, with respect to the individually billed MDU Properties listed on Schedule 2.5, Buyer shall use commercially reasonable (which shall take into account the amount payable by Buyer to Seller pursuant to this Agreement) efforts during the term of this Agreement to negotiate and enter into a New Buyer Service Agreement with respect to each such MDU Property. Upon entering into any such New Buyer Service Agreement, Buyer shall pay to Seller an amount equal to "***" for each Converted Subscriber served by Buyer pursuant to such New Buyer Service Agreement. Buyer shall pay such amount to Seller for each Converted Subscriber on the first Closing Date occurring after the date such subscriber becomes a Converted Subscriber (provided that such subscriber remains a Converted Subscriber on such Closing Date). Except as set forth in the foregoing sentence, Buyer shall have no obligation to Seller with respect to the MDU Properties listed on Schedule 2.5.

                  2.5.3. With respect to each individually billed Non-Exclusive Service Agreement transferred to Buyer, the Purchase Price shall be equal to the lesser of (i) "***" for each Converted Subscriber served under such Service Agreement multiplied by the number of years (rounding down to the nearest whole year) remaining in the then current term of such Service Agreement, not to exceed eight years, and (ii) "***", for each Converted Subscriber served under such Service Agreement. Buyer shall pay to Seller the Purchase Price determined pursuant to this Section 2.5.3 for each Converted Subscriber on the first Closing Date occurring after the date such subscriber becomes a Converted Subscriber (provided that such subscriber remains a Converted Subscriber on such Closing Date). Notwithstanding the foregoing, in no event shall the aggregate Purchase Price for Converted Subscribers served pursuant to any Non-Exclusive Service Agreement exceed the amount of any Buyout Provision in such Service Agreement (if such Service Agreement contains a Buyout Provision) and in no event shall the individual Purchase Price for a Converted Subscriber served pursuant to any Non-Exclusive Service Agreement be less than "***". Notwithstanding the foregoing, with respect to the individually billed, non-exclusive MDU Properties listed on Schedule 2.5, Buyer shall use commercially reasonable (which shall take into account the amount payable by Buyer to Seller pursuant to this Agreement) efforts during the term of this Agreement to negotiate and enter into a New Buyer Service Agreement with respect to each such MDU Property. Upon entering into any such New Buyer Service Agreement, Buyer shall pay to Seller an amount equal to "***" for each Converted Subscriber served by Buyer pursuant to such New Buyer Service Agreement. Buyer shall pay such amount to Seller for each Converted Subscriber on the first Closing Date occurring after the date such subscriber becomes a Converted Subscriber (provided that such subscriber remains a Converted Subscriber on such Closing Date). Except as set forth in the foregoing sentence, Buyer shall have no obligation to Seller with respect to the MDU Properties listed on Schedule 2.5.

                  2.5.4. With respect to each individually billed Eligible Subscriber who is not served pursuant to a Service Agreement, Buyer shall pay to Seller a Purchase Price of "***" on the first Closing Date occurring after the date such Eligible Subscriber becomes a Converted Subscriber (provided that such subscriber remains a Converted Subscriber on such Closing Date); and provided, further, that Buyer shall have no obligation to pay to Seller a Purchase Price for more than an aggregate of "***" such Converted Subscribers. Buyer's only payment obligation to Seller with respect to each individually billed Eligible Subscriber who is not served pursuant to a Service Agreement is as set forth in this Section 2.5.4, and Buyer shall have no obligation to Seller with respect to any Eligible Subscriber who becomes a customer of Buyer, but does not become and remain a Converted Subscriber until the relevant Closing Date, or with respect to any payments received by Buyer from Eligible Subscribers or Converted Subscribers.

         2.6. Current Items Amount. As soon as practicable after the Final Closing Date, Buyer or Seller, as appropriate, shall pay to the other the net amount of the prorations determined pursuant to this Section 2.6 with respect to the Assets transferred by Seller to Buyer pursuant to this Agreement (the "Current Items Amount"). As of the relevant Closing Date, the following expenses shall be prorated, in accordance with generally accepted accounting principles consistently applied in the United States ("GAAP") with respect to each Service Agreement (and directly related Assets) transferred to Buyer at such Closing Date, so that the following expenses for periods prior to and including the relevant Closing Date shall be for the account of Seller, and the following expenses for periods after the relevant Closing Date shall be for the account of
Buyer:

                  2.6.1. all payments and charges payable by Seller under the Service Agreements;

                  2.6.2. general property Taxes, special assessments, and ad valorem Taxes levied or assessed against any of the Assets;

                  2.6.3. sales and use Taxes, if any, payable with respect to video entertainment service and related sales under the Service Agreements transferred to Buyer;

                  2.6.4. copyright expenses; and

                  2.6.5. all other items of expense relating to the Assets during the period prior to the relevant Closing Date;

         provided, however, that Seller and Buyer shall not prorate any items of expense payable under any Excluded Assets, all of which shall remain and be solely for the account of Seller.

         2.7. Current Items Amounts Calculated. Buyer and Seller shall use good faith efforts to determine the Current Items Amount within 60 days after the Final Closing Date. If Buyer and Seller are unable to agree on the Current Items Amount within the period provided herein, the disputed portion of the Current Items Amount shall be determined by a partner in a major accounting firm with substantial audit experience with multichannel video entertainment system operators, but which is not an auditor of either Buyer or Seller (the "Qualified Auditor"), and the determination of the Qualified Auditor shall be final and binding upon the parties. If Buyer and Seller cannot agree with respect to selection of the Qualified Auditor, Buyer and Seller shall each select an auditor and those two auditors shall select the Qualified Auditor whose determination shall be final and binding upon the parties. Buyer shall bear 50% and Seller shall bear 50% of the expenses arising in connection with the determination of the Qualified Auditor. Not later than 15 days after Seller and Buyer shall have finally agreed upon the Current Items Amount, or the actual Current Items Amount is determined by the Qualified Auditor, Seller or Buyer, as appropriate, shall pay to the other the Current Items Amount.

         2.8. Accounts Receivable, Deposits and Advance Payments. Notwithstanding the provisions of Section 2.6 or anything else in this Agreement to the contrary: (i) Seller shall retain all accounts receivable (and the right to collect such accounts receivable in the ordinary course) with respect to the operation of the MMDS Systems; (ii) Seller shall, promptly after the relevant Closing, issue a credit to each Converted Subscriber or MDU Property owner, as applicable, in the amount of that portion of any advance payment made to Seller for Seller's video services which relates to periods after such Closing; and
(iii) Seller shall, promptly after the relevant Closing, refund any deposit made by a Converted Subscriber or MDU Property owner, as applicable, in connection with the video services received from the MMDS Systems, to the extent that Seller is not entitled to retain such deposit under its applicable agreement with the Converted Subscriber or MDU Property owner, as applicable.

                                    ARTICLE 3
                     SELLER'S REPRESENTATIONS AND WARRANTIES

         Seller represents and warrants to Buyer, as of the date of this Agreement and as of each Closing, as follows:

         3.1. Organization of Seller. Seller is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing as a foreign corporation in the State of Texas. Seller has all requisite corporate power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted.

         3.2. Authority. Seller has all requisite corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller have been duly and validly authorized by all necessary action on the part of Seller, and this Agreement has been duly and validly executed and delivered by Seller, and is the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the same may be limited by (i) legal principles of general applicability governing the application and availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity) and (ii) applicable bankruptcy, insolvency, reorganization moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally.

         3.3. No Conflict; Required Consents. The execution, delivery, and performance by Seller of this Agreement do not and will not (i) conflict with or violate any provision of the articles of incorporation or bylaws of Seller; (ii) violate any provision of any Legal Requirements; (iii) except for Consents set forth on Schedule 3.3 or as otherwise described on Schedule 3.3, conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other persons, or any combination thereof) or accelerate or permit the acceleration of the performance required by agreements to which Seller is a party or by which Seller or the Assets are bound or affected; (iv) result in the creation or imposition of any Lien against or upon any of the Assets other than a Permitted Lien; or (v) except as set forth on Schedule 3.3, require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Person or Governmental Authority, except with respect to clauses (ii) and (iii) above, any violation, conflict, breach or default that would not, individually or in the aggregate, materially and adversely affect Seller's ability to execute, deliver and perform this Agreement.

         3.4. Service Agreement and MDU Property Information. Schedule 3.4 sets forth a true and accurate description of the following information as of the date of this Agreement:

                  3.4.1. A list of all Service Agreements (by general category and by market) serving MDU Properties located in the Zip Codes or otherwise subject to this Agreement, including a designation of the MDU Property served pursuant to the Service Agreement, a designation of whether such Service Agreement is exclusive or non-exclusive and a designation of whether such Service Agreement was renewed or extended within the six-month period prior to the date of this Agreement.

                  3.4.2. A list of all Seasonal Service Agreements.

                  3.4.3. The channel and megahertz capacities of the distribution systems used in providing video entertainment services to the MDU Properties.

                  3.4.4. The number of Equivalent Basic Subscribers served pursuant to each bulk Service Agreement, and the number of individual subscribers served pursuant to each non-bulk Service Agreement.

         Seller has provided, or will provide within two weeks of the date of this Agreement, to Buyer true and correct copies of the channel line ups for each of the MDU Properties identified on Schedule 3.4.

         3.5. Title and Condition of On-Premises Equipment. Seller has good and marketable title to all of the On-Premises Equipment, free and clear of all Liens, except Permitted Liens. All of the On-Premises Equipment conforms in all material respects with all Legal Requirements and is in good working order.

3.6.     Service Agreements; Eligible Subscribers.

                  3.6.1. (i) Except as otherwise designated in Schedule 2.5, Each of the Service Agreements is valid and in full force and effect, has not expired pursuant to its terms, and, to Seller's Knowledge, is enforceable in accordance with its terms against the parties thereto;
         (ii) Seller has fulfilled when due, or has taken all action necessary to enable it to fulfill when due, all of its material obligations under each of the Service Agreements; (iii) there has not occurred any material default (without regard to lapse of time, the giving of notice, the election of any party to the Service Agreement other than Seller, or any combination thereof) by Seller nor, to the Knowledge of Seller, has there occurred any material default (without regard to lapse of time, the giving of notice, the election of Seller, or any combination thereof) by any party to the Service Agreements other than Seller under any of the Service Agreements; (iv) except as set forth in
         Schedule 3.6, neither Seller nor, to the Knowledge of Seller, any other party to the Service Agreements is in arrears (with respect to payment of monies, "arrears" being more than 60 days delinquent in payment of any amount due) in the performance or satisfaction of its material obligations under any of the Service Agreements, and no waiver or indulgence has been granted by any of the parties thereto; and (v) the Service Agreements represent the entire understanding and agreement between the parties thereto with respect to the provision of video entertainment services to the residents of the covered MDU Properties.

                  3.6.2. Schedule 3.6 sets forth the approximate number of Eligible Subscribers and the number of commercial accounts that are included in the number of Eligible Subscribers for each of the following areas: Austin, Wichita Falls and Waco/Temple.

         3.7. Litigation. Except as described on Schedule 3.7, (i) there is no outstanding Judgment against Seller requiring Seller to take any action of any kind with respect to the Assets; and (ii) there is no Litigation pending or threatened in writing against Seller which, if adversely decided, would reasonably be expected, individually or in the aggregate, to materially and adversely affect the Assets or the ability of Seller to perform its obligations under this Agreement.

         3.8. Taxes. Seller has duly and timely paid all Taxes with respect to the Assets that have become due and payable by it. Seller has received no notice of, nor does Seller have any Knowledge of, any notice of deficiency or assessment of proposed deficiency or assessment from any taxing Governmental Authority with respect to the Assets.

         3.9. Compliance with Legal Requirements.

                  3.9.1. Seller is in compliance with all material Legal Requirements relating to operation of the MMDS Systems, except where the failure to so comply would not materially and adversely affect the Assets or the ability of Seller to perform its obligations under this Agreement. Seller has received no written notice of any violation by Seller of any Legal Requirement applicable to the Assets, and has no Knowledge of any basis for the allegation of any such violation.

                  3.9.2. Seller has deposited with the United States Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the United States Copyright Office required under the Copyright Act with respect to the services provided pursuant to the Service Agreements. Seller is in compliance in all material respects with the Copyright Act and the rules and regulations of the Copyright Office.

         3.10. Environmental Laws and Regulations. To Seller's Knowledge, there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance by Seller with respect to the operation of the MMDS Systems that has created or might reasonably be expected to create any liability under any Legal Requirement; and (ii) any Hazardous Substance handled or dealt with in any way by Seller on the MDU properties that are the subject of the Service Agreements has been and is being handled or dealt with in all material respects in compliance with all applicable Legal Requirements.

         3.11. Bonds. There are no fidelity, performance or other bonds, or letters of credit, posted or required to be posted by Seller in connection with the Assets.

         3.12. No Rights of First Refusal. There exists no right of first refusal, option or similar right granting to any single Person the right to purchase any material portion of the Assets, taken together as a whole.

         3.13. Other Programmers; Programming Resale. (i) To Seller's Knowledge, Seller is the only Person that has been granted the right by the owners of each of the MDU Properties covered by a Service Agreement to provide video programming to the residents of such MDU Properties; and (ii) with respect to any bulk-billed Service Agreement, no Person has been granted the right to re-sell the video programming services provided by Seller at rates that are materially higher than the rates charged by Seller for such programming under the applicable Service Agreement.

         3.14. No Prior Sales. During the period beginning one year prior to the date of this Agreement, Seller has not sold, or entered into any agreement or made any commitment to sell, to any Person any assets or properties relating to any former or current customers of the MMDS Systems located in any of the Zip Codes, including the sale, transfer or assignment of any Service Agreement, that, individually or in the aggregate, has a value that exceeds $50,000.

         3.15. ITFS Programming. Schedule 3.15 describes the source and nature of the educational programming that Seller will provide through its MMDS Systems in the Restricted Area (as defined in the Non-Competition Covenant) after the Final Closing Date to comply with the regulations set forth in 47 C.F.R. Sections 74.931 and 74.932 (the "ITFS Programming").

         3.16. Finders and Brokers. Other than Daniels & Associates, Seller has not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transaction contemplated by this Agreement. Seller shall pay, and hold Buyer harmless from and against, any fees owing by Seller to Daniels & Associates relating to the transactions contemplated by this Agreement.

         3.17. No Misrepresentation. No representation or warranty by Seller in this Agreement contains any untrue statement of a material fact, or, to the Knowledge of Seller, omits to state a material fact necessary to make the statements contained therein not misleading.

         3.18. Taxpayer Identification Number. Seller's U.S. Taxpayer Identification Number is as set forth in the introductory paragraph of this Agreement.

                                    ARTICLE 4
                     BUYER'S REPRESENTATIONS AND WARRANTIES

         Buyer represents and warrants to Seller, as of the date of this Agreement and as of each Closing, as follows:

         4.1. Organization and Qualification of Buyer. Buyer and each of the entities comprising Buyer are duly organized, validly existing and in good standing under the laws of the state of their organization, and are duly registered to transact business in the State of Texas, to the extent required to so register as a foreign entity in such state. Each of the entities comprising Buyer has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted, including in the State of Texas.

         4.2. Authority. Buyer has all requisite power and authority to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby on the part of Buyer have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer, and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

         4.3. No Conflict; Required Consents. The execution, delivery, and performance by Buyer of this Agreement do not and will not (i) conflict with or violate any provision of the partnership agreement of Buyer; (ii) violate any provision of any Legal Requirements; (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of third parties, or any combination thereof), accelerate, or permit the acceleration of the performance required by, any agreement to which Buyer is a party or by which Buyer or the assets or properties owned or leased by it are bound or affected; or (iv) require any consent, approval or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

         4.4. Litigation. There is no Litigation pending or threatened in writing against Buyer which, if adversely decided, would reasonably be expected, individually or in the aggregate, to materially and adversely affect the ability of Buyer to perform its obligations under this Agreement.

         4.5. Taxpayer Identification Number. Buyer's U.S. Taxpayer Identification Number is as set forth in the introductory paragraph of this Agreement.

                                    ARTICLE 5
                                    COVENANTS

         5.1. Subscriber and Service Agreement Information. Within 15 days after the date of this Agreement, Seller shall deliver to Buyer true, complete and correct copies of each of the Service Agreements. In addition, Seller shall deliver to Buyer the following information within 15 days after the execution of this Agreement: (i) the contact information for each party other than Seller to the Service Agreements; (ii) the name, address and payment history of all Eligible Subscribers (listed, where applicable, by MDU Property); (iii) a description of the video entertainment and other communications services provided or available to each Eligible Subscriber and to the residents served pursuant to each of the Service Agreements; (iv) the recurring bulk or individually billed rates charged by Seller for the listed services and, for the individually billed subscribers, the number of subscribers receiving each of the services; (v) the name of any customer receiving free and/or discounted services from Seller and a description of the services provided to each such customer; and (vi) the billing system(s) used with respect to the provision of video services to Eligible Subscribers and MDU Properties.

         5.2. Certain Affirmative Covenants of Seller. Except as Buyer may otherwise consent in writing, from the date of this Agreement until the relevant Closing Date, Seller shall (i) maintain the Assets in good working condition, ordinary wear and tear excepted; (ii) duly comply in all material respects with all Legal Requirements applicable to the ownership and operation of the Assets;
(iii) perform its obligations under the Service Agreements; (iv) give to Buyer, and its counsel, accountants, and other representatives, full access upon reasonable advance notice during normal business hours to the Assets, and Seller's books and records to the extent relating to the Assets; (v) furnish to Buyer and such representatives all such additional documents and other information, including subscriber and subscriber revenue information, with respect to the Assets as Buyer may from time to time reasonably request, including system design and as built maps (to the extent described on Schedule 5.2) for each MDU Property served pursuant to a Service Agreement (other than Excluded Service Agreements); and (vii) take all steps reasonably necessary to convey the Assets to Buyer at the relevant Closing.

         5.3. Certain Negative Covenants of Seller. Except as Buyer may otherwise consent in writing or as contemplated by this Agreement, between the date of this Agreement and the relevant Closing Date, Seller shall not (i) take any action to modify, extend, renew, terminate, suspend, or abrogate any Service Agreement, except for Service Agreements covering MDU Properties for which renewal discussions are ongoing as of the date of this Agreement and listed on
Schedule 5.3; (ii) transfer, convey, or otherwise dispose of any of the Assets;
(iii) take any action that would result in the creation of a Lien on any of the Assets, except a Permitted Lien; or (iv) engage in any marketing, promotions, offers of discounts, subscriber installation, or collection practices with respect to the Eligible Subscribers or MDU Properties in the Zip Codes that are inconsistent with the past practices of Seller. Notwithstanding anything to the contrary contained herein, Seller may conduct Seller's business in areas other than those areas covered by the Zip Codes.

         5.4. Bulk Sales. Buyer hereby waives compliance by Seller with any applicable bulk sales law, and Seller agrees to indemnify Buyer and hold Buyer harmless from and against any and all liability thereunder.

         5.5. Transfer Taxes. Seller shall pay all sales, use, transfer, and similar Taxes, fees, and assessments arising from or payable in connection with the transfer of the Assets to Buyer.

         5.6. Consents and Estoppel Letters. Seller shall use its commercially reasonable efforts to obtain as promptly as reasonably practicable, in substantially the form of Exhibit B to this Agreement or otherwise in substance reasonably satisfactory to Buyer, all Consents required to assign the Service Agreements to Buyer, or with respect to Service Agreements for which a Consent is not required, an estoppel letter in substantially the form of Exhibit C to this Agreement (the "Estoppel Letters"). Buyer shall be afforded the opportunity by Seller to be involved in the process of obtaining Consents and Estoppel Letters. Seller shall notify Buyer promptly of the receipt of any Consent or Estoppel Letter.

         5.7. Employees of Seller. Seller acknowledges that Buyer shall have no obligation to offer employment to any of Seller's employees that render services in connection with the operation of the MMDS Systems. Seller shall pay, remain solely responsible for, and shall indemnify and hold harmless Buyer from and against all Losses that Buyer may suffer arising with respect to, all salaries and all severance, vacation, sick, holiday, and other benefits to which employees of Seller may be entitled, as a result of their employment by Seller or the consummation of the transaction contemplated hereby. Seller shall provide, and shall remain solely responsible for all Losses arising from or with respect to, any COBRA continuation coverage to which Seller's employees may be entitled.

         5.8. Transitional Matters. Buyer shall use commercially reasonable efforts to effect a smooth transition from Seller's video entertainment services to Buyer's cable services and to connect all of the MDU Properties subject to transferred Service Agreements (each a "Cutover") and all Eligible Subscribers who order Buyer's cable services to Buyer's cable television system as soon as commercially reasonable. Except as described in Section 5.15, Buyer shall be solely responsible for all costs and expenses incurred in connection with each Cutover.

         5.9. Notification of Certain Matters. Seller shall promptly notify Buyer of any fact, event, circumstance, action or omission (i) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or (ii) the existence or occurrence of which would cause any of Seller's representations or warranties under this Agreement not to be true in any material respect, and with respect to clause (ii), use commercially reasonable efforts to remedy the same.

         5.10. Commercially Reasonable Efforts. Buyer and Seller shall each use commercially reasonable efforts to take all steps within its power, and will cooperate with the other party, to cause to be fulfilled those of the conditions to the other party's obligations to consummate the transactions contemplated by this Agreement that are dependent upon its actions, and to execute and deliver such instruments and take such other commercially reasonable actions as may be necessary to carry out the intent of this

Agreement and to consummate the transactions contemplated hereby; provided, however, that Seller shall not be required to pay any money or incur any other obligation in order to obtain any Consent.

         5.11. Confidentiality and Publicity.

                  5.11.1. Any non-public information that either party may obtain from the other in connection with this Agreement shall be confidential, and following the relevant Closing Date, each party shall keep confidential any non-public information that such party may receive from another party in connection with this Agreement unrelated to the MMDS systems or Assets as well as any non-public information in the possession of such party related to the MMDS systems and Assets (any such information that a party is required to keep confidential pursuant to this sentence shall be referred to as "Confidential Information"). Each party shall not disclose any Confidential Information to any other Person (other than its affiliates and its and their directors, officers and employees, and representatives of its advisers and lenders, in each case, whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of the other; provided that (i) such party may use and disclose any such information once it has been publicly disclosed (other than by such party in breach of its obligations under this Section) or which, to its knowledge, rightfully has come into the possession of such party (other than from the other party), and (ii) to the extent that such party may, in the reasonable judgment of its counsel, be compelled by Legal Requirements to disclose any of such information, such party may disclose such information if it has used commercially reasonable efforts, and has afforded the other the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed (except with respect to information required to be disclosed under applicable federal and state securities laws, which shall be governed by Section 5.11.2 below). The non-disclosing party shall reasonably cooperate with the disclosing party in obtaining any protective order or other assurance of confidential treatment. In the event of termination of this Agreement, the obligation set forth in this Section shall continue for a period of two years after such termination.

                  5.11.2. Seller and Buyer shall consult with and cooperate with the other with respect to the content and timing of all press releases and other public announcements concerning this Agreement and the transactions contemplated hereby. Except as required by applicable Legal Requirements, neither Seller nor Buyer shall make any such release, announcement, or statements without the prior written consent and approval of the other, and each shall keep the existence and terms of this Agreement confidential.

                  5.11.3. Except as otherwise provided herein, neither party will at any time use any service marks, trademarks, service names, trade names or logos of the other party without the prior written consent of such other party.

         5.12. MMDS Equipment. After each Closing, Seller shall promptly remove all antennas and converter boxes used in connection with the MMDS System from the premises of Converted Subscribers that were the subject of the Closing and from the MDU Properties served pursuant to the Service Agreements transferred at such Closing. From and after the Final Closing Date, Seller shall have the right to transfer any rights it has in existing wiring, antennas, converter boxes, and other Excluded Assets to Eligible Subscribers who did not become Converted Subscribers and to other customers of Seller located in one of the Zip Codes who are not Eligible Subscribers and, in such event, shall require each such Eligible Subscriber or customer to sign a statement waiving and releasing any claims and liabilities against Seller, Buyer and Buyer's affiliates (the "Equipment Release").

         5.13. Certain Programming Matters. From and after the date of this Agreement, Seller shall not add any programming services to the programming offered by Seller to the MDU Properties or other Eligible Subscribers without Buyer's prior written consent.

         5.14. Service Agreements. Buyer shall have the right to seek a renewal, extension or replacement (which shall not take effect in any event until and unless Closing occurs with respect to a Service Agreement, and which shall not affect the calculation of the Purchase Price with respect to the Service Agreement) of each Service Agreement (other than Excluded Service Agreements) that may expire prior to December 31, 2002, in accordance with its terms; provided, however, that Buyer shall not seek any renewal, extension or replacement of any such Service Agreement which requires a Consent until such Consent has been obtained. Buyer's rights pursuant to this Section 5.14 shall include the right to contact the owner (or its representative) of the MDU Property to which the Service Agreement relates, and to negotiate such terms with respect to the extension, renewal or replacement agreement as Buyer shall determine in its sole discretion.

         5.15. Signal Leakage. Seller shall reimburse Buyer for the reasonable costs and expenses incurred by Buyer in performing any correction of radiation leakage relating to On-Premises Equipment included in the Assets that is required under the rules and regulations of the FCC.

         5.16. Legal Proceedings. If any Governmental Authority commences any action, investigation, suit or proceeding against either party that could delay, prevent or make illegal the consummation of any transactions contemplated by this Agreement, the parties will use their commercially reasonable efforts to
(a) respond as promptly as reasonably practicable to any inquiries or requests received from such Governmental Authority for information or documentation in connection with such matter and (b) overcome any objections that may be raised by such Governmental Authority to the transactions contemplated by this Agreement. Notwithstanding the foregoing, if Buyer determines in its reasonable discretion that (i) the inquiries or requests for information and documentation by such Governmental Authority are unduly burdensome to it, (ii) compliance with such inquiries or requests would result in the transactions contemplated by this Agreement not being consummated by the Final Closing Date, or (iii) such action, investigation, suit or proceeding could result in the imposition by the Governmental Authority of conditions that would be unduly burdensome to Buyer or would materially change the terms, conditions or character of the transactions contemplated by this Agreement, then Buyer may terminate this Agreement by so notifying Seller; provided, that such termination shall not relieve Buyer of its obligations to Seller with respect to Converted Subscribers as of the date of termination (including payment of the Purchase Price for Converted Subscribers), subject to the satisfaction of the conditions set forth in Section 6.1, and in the event of such termination, and except as provided in this Section 5.16 and Section 8.2, Buyer and Seller shall have no further liability or obligation to the other party under this Agreement, including any Non-Competition Covenant executed by Seller in connection herewith.

         5.17. Marketing to Eligible Subscribers.

                  5.17.1. From and after the date of this Agreement with respect to Eligible Subscribers who are not served pursuant to a Service Agreement, and from and after the relevant Closing Date with respect to Eligible Subscribers who are served pursuant to a Service Agreement transferred to Buyer, Buyer shall use commercially reasonable efforts to market its cable television services to each Eligible Subscriber and to maximize the number of Converted Subscribers. Except as provided in
         Section 5.17.2, "commercially reasonable efforts" shall not require Buyer to offer an Eligible Subscriber any discounts or other economic incentives to become a Converted Subscriber, nor shall it require Buyer to advertise or promote its cable television services outside of the ordinary course of business.

                  5.17.2. With respect to Eligible Subscribers who reside in single family dwelling units and commercial accounts, Buyer shall make, within 30 days after Buyer receives a complete and accurate list of names and addresses of such Eligible Subscribers, a written offer, in a form mutually agreed upon by Buyer and Seller (Seller not to unreasonably withhold or delay its consent to Buyer's proposed offer), to each Eligible Subscriber soliciting such Eligible Subscriber to subscribe to Buyer's cable television service. Such written offer shall include free installation, as well as any other promotion that Buyer is then offering to similarly situated potential customers in the market in which such Eligible Subscriber resides. The written offer shall expire four months from the date it is made.

                  5.17.3. With respect to Eligible Subscribers who reside in a MDU Property, Buyer shall make a written offer in accordance with the provisions of

         Section 5.17.2 no later than 10 days after the Closing that includes the Service Agreement that relates to such MDU Property.

         5.18. Cessation of Marketing and Sales Activities. From and after the date of this Agreement, Seller shall not (i) market its MMDS video entertainment services, including the ITFS Programming, to, (ii) accept new orders for its MMDS video entertainment services, including the ITFS Programming, from, and
(iii) resell any video entertainment services provided by others (including DBS or SMATV) to, any Person who resides in any area covered by the Zip Codes or to any MDU Property. Except as provided in Section 5.16, the obligations under this
Section 5.18 shall survive the Final Closing Date for a period of five years. Notwithstanding the foregoing, this Section 5.18 shall not restrict Seller's ability to (a) offer, market, sell, provide or otherwise deploy Non-Video Services (as defined in the Non-Competition Covenant); (b) after the Final Closing Date, offer and provide the ITFS Programming at no charge to any Eligible Subscriber who did not become a Converted Subscriber and to any other customer of Seller located in one of the Zip Codes who was not an Eligible Subscriber, to the extent such Eligible Subscriber or customer signs an Equipment Release; or (c) transmit a signal containing ITFS Programming through the MMDS Systems, as permitted by the Non-Competition Covenant.

         5.19. No Solicitation; Eligible Subscriber Information. Between the date of this Agreement and the earlier of (i) the expiration or termination of this Agreement, and (ii) the Final Closing Date, Seller shall not, and shall cause its directors, officers, employees, agents and representatives not to, (a) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to the Service Agreements or the Eligible Subscribers, or (b) engage in any negotiations concerning, or provide to any Person any information or data relating to the Service Agreements or Eligible Subscribers for the purpose of, or have any discussions with any Person or encourage any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any effort or attempt by any other Person to seek, the acquisition, directly or indirectly, of any of the Service Agreements or the right to provide video entertainment services to any of the Eligible Subscribers. From and after the Final Closing Date, Seller shall not, and shall cause its directors, officers, employees, agents and representatives not to, sell, transfer or otherwise make available to any Person engaged in the distribution of video entertainment services any information, records or files relating to any customer or former customer of Seller's video entertainment services who is located in one of the Zip Codes or who is an owner of an MDU Property.

                                    ARTICLE 6
                              CONDITIONS PRECEDENT

         6.1. Conditions to Buyer's Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement at any Closing shall be subject to the following conditions, any of which may be waived by Buyer in its sole discretion:

                  6.1.1. Accuracy of Representations and Warranties. Each of the representations and warranties of Seller in this Agreement or in any Transaction Document, to the extent qualified by materiality, shall be true and accurate, and to the extent unqualified, shall be true and accurate in all material respects, in each case at and as of the relevant Closing Date with the same effect as if made at and as of such Closing Date, except for changes permitted or contemplated by this Agreement.

                  6.1.2. Performance Of Agreements. Seller shall have performed in all material respects all obligations and agreements and complied with all covenants in this Agreement or in any Transaction Document to be performed and complied with by it at or before the relevant Closing.

                  6.1.3. Legal Proceedings. There shall be no Legal Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority with legal jurisdiction in connection with any Litigation, which (i) enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated by this Agreement, or
         (ii) requires separation or divestiture by Buyer of all or any significant portion of the Assets after the Closing Date, and there shall be no Litigation pending or threatened seeking, or which if successful would have the effect of, any of the foregoing.

                  6.1.4. Consents and Estoppel Letters. As to each Service Agreement to be transferred at the particular Closing, Buyer shall have received originals (or copies if originals are not reasonably available), in form and substance satisfactory to Buyer, of the Consent or Estoppel Letter for such Service Agreement.

                  6.1.5. Lien Releases. There shall exist no Liens (other than Permitted Liens) affecting the On-Premises Equipment to be transferred at the particular Closing.

                  6.1.6. Non-Competition Covenant. With respect to the Final Closing Date, Buyer shall have received a counterpart executed by Seller of a Non-Competition Covenant in the form of Exhibit D to this Agreement (the "Non-Competition Covenant").

                  6.1.7. Deliveries. Seller shall have made or stand willing to and able to make all of the deliveries to Buyer set forth in Section 7.3.

                  6.1.8. No Material Adverse Change. The Assets to be acquired at the particular Closing have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, hurricane, flood, drought, riot, storm, condemnation, terrorist act, act of God, act of public force or otherwise.

                  6.1.9. Cutover. Buyer shall have obtained any access and easement rights necessary, in its reasonable discretion, to provide its cable television service to the MDU Property covered by the Service Agreement to be transferred at such Closing, and such MDU Property shall have been Cutover to Buyer's cable television system.

                  6.1.10. Tax Clearance Certificates. Seller shall have provided to Buyer, prior to the First Closing Date and to the Final Closing Date, tax clearance letters from the State Tax Assessor for the State of Texas with respect to all applicable state Taxes, dated in each case no earlier than 30 days prior to such Closing Date.

                  6.1.11. FTC Approval. The Federal Trade Commission shall have been advised of the transactions contemplated by this Agreement and (i) shall have declined to take any further action with respect thereto, or
         (ii) having reviewed the transactions contemplated by this Agreement, shall have indicated that it will not object to the consummation of such transactions.

         6.2. Conditions to Seller's Obligations. The obligation of Seller to consummate the transactions contemplated by this Agreement at any Closing shall be subject to the following conditions, any of which may be waived by Seller in its sole discretion:

                  6.2.1. Accuracy of Representations and Warranties. The representations and warranties of Buyer in this Agreement or in any Transaction Document shall be true and accurate at and as of the relevant Closing Date with the same effect as if made at and as of such Closing Date, except for changes permitted or contemplated by this Agreement.

                  6.2.2. Performance of Agreements. Buyer shall have performed in all material respects all obligations and agreements and complied with all covenants in this Agreement or in any Transaction Document to be performed and complied with by it at or before Closing.

                  6.2.3. Legal Proceedings. There shall be in effect no Legal Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority with legal jurisdiction in connection with any Litigation, which enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated hereby, and there shall be no Litigation pending or threatened seeking, or which if successful would have the effect of, the foregoing.

                  6.2.4. Deliveries. Buyer shall have made or stand willing to and able to make all of the deliveries to Seller set forth in Section 7.3.

                                    ARTICLE 7
                                     CLOSING

         7.1. Closings; Time and Place. The closing of the transactions contemplated by this Agreement shall occur periodically (each, a "Closing"), upon the satisfaction or waiver of all of the conditions set forth in Sections
6.1 and 6.2, and shall take place at a time and location and in the manner mutually determined by Buyer and Seller. Except as otherwise agreed by the parties, the first Closing shall occur on the first business day of the calendar month immediately following the month in which the condition set forth in
Section 6.1.11 is satisfied (the "First Closing Date"), unless such condition is satisfied during the last five business days of the calendar month, in which case the First Closing Date shall be the first business day of the second calendar month following the month in which such condition is satisfied. Except as otherwise agreed by the parties, subsequent Closings shall occur on the first business day of each calendar month following the First Closing Date for a period of five months (the date of the last such Closing being the "Final Closing Date"). Subject to the provisions of Section 2.1, it is the intent of the parties that a Closing occur with respect to each Service Agreement and the Assets relating thereto, on the first Closing Date following the satisfaction or waiver of all conditions set forth in Section 6.1 and 6.2 with respect to such Service Agreement and related Assets. Similarly, it is the intention of the parties that a Closing occur with respect to each Converted Subscriber on the first Closing Date following the date on which such Eligible Subscriber became a Converted Subscriber. Buyer shall have no obligation to pay Seller for any Eligible Subscriber who is not a Converted Subscriber prior to the Final Closing Date, notwithstanding that such Eligible Subscriber is or becomes a subscriber of Buyer's cable television service.

         7.2. Guarantee. If Closings do not occur with respect to Service Agreements and Converted Subscribers (excluding New Buyer Service Agreements and Converted Subscribers served pursuant to New Buyer Service Agreements), in the aggregate, comprising at least "***" of the Base Number of Subscribers (the "Guaranteed Number"), then Buyer shall pay to Seller, on the Final Closing Date, an amount equal to "***" multiplied by the excess of the Guaranteed Number over the actual number of Equivalent Basic Subscribers and Converted Subscribers for which (i) a Closing has occurred or will occur on the Final Closing Date and
(ii) the Purchase Price has been paid or will be paid on the Final Closing Date to Seller.

         For purposes of this Section 7.2, the "Base Number of Subscribers" is the sum of (a) the Equivalent Basic Subscribers served pursuant to all bulk Service Agreements (excluding any Service Agreements that (1) are not in writing or have expired as of the Final Closing Date (including those bulk Service Agreement relating to the MDU

Properties listed on Schedule 2.5), (2) do not grant the rights reasonably required by Buyer to install, maintain and operate its cable television system on the premises of the MDU Property and/or provide cable television services to the residents of the MDU Property, (3) contain terms and conditions (financial or operational) that are materially different than the terms and conditions of the forms of Service Agreement attached as Exhibits A-1, A-2 and A-3 to this Agreement, (4) with respect to which, either Seller or the MDU Property owner which is party to the Service Agreement is in material default of its obligations thereunder as of the Final Closing Date, or (5) with respect to which, the MDU Property owner is more than 60 days delinquent in payment for cable television services previously provided by Buyer), and (b) the lesser of
(y) 5,690 and (z) the aggregate number of Eligible Subscribers.

         7.3. Seller's Obligations. At each Closing, Seller shall deliver or cause to be delivered to Buyer, with respect to the Service Agreements and related Assets that are the subject of such Closing, the following:

                  7.3.1. Assignment and Bill of Sale. An Assignment and Bill of Sale in the form of Exhibit E transferring the relevant Assets from Seller to Buyer.

                  7.3.2. Officer's Certificate. A certificate executed by an officer of Seller, dated as of Closing, reasonably satisfactory in form and substance to Buyer, certifying that the conditions specified in Sections 6.1.1 and 6.1.2 have been satisfied.

                  7.3.3. Books and Records. To the extent not previously delivered, copies of all MDU Agreements, customer and subscriber lists, and other files and records relating to the transferred Assets.

                  7.3.4. Other. Such other documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

         7.4. Buyer's Obligations. At each Closing, Buyer shall deliver or cause to be delivered to Seller, with respect to the Service Agreements and related Assets that are the subject of such Closing, the following:

                  7.4.1. Purchase Price. The Purchase Price for the relevant Assets transferred at Closing and for each new Converted Subscriber as of such Closing Date, as determined pursuant to Section 2.5.

                  7.4.2. Assumption Agreement. A fully executed Assumption Agreement in the form of Exhibit F pursuant to which Buyer shall assume, effective as of the Closing Date, the Assumed Obligations and Liabilities with respect to the Assets transferred on such Closing Date.

                                    ARTICLE 8
                             TERMINATION AND DEFAULT

         8.1. Termination Events. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

                  8.1.1. at any time, by the mutual written agreement of Buyer and Seller;

                  8.1.2. by either Buyer or Seller, upon written notice to the other, at any time, if the other is in material breach or material default of its respective covenants, agreements, or other obligations herein, or if any of its representations herein are not true and accurate when made or when otherwise required by this Agreement to be true and accurate, and such breach, default or failure is not cured within 30 days of receipt of notice that such breach, default or failure exists or has occurred; provided, that such terminating party is not at such time in material breach or material default of its representations, warranties, covenants, agreements or other obligations herein;

                  8.1.3. at any time after the Final Closing Date, upon written notice by one party to the other, with respect to any Assets that have not been transferred by Seller to Buyer by the Final Closing Date;

                  8.1.4. by either Buyer or Seller, upon written notice to the other party, if the condition to the obligation of Buyer to consummate the transactions contemplated by this Agreement set forth in Section
         6.1.11 has not been satisfied or waived by Buyer on or prior to the date which is 60 days from the date of this Agreement; or

                  8.1.5. as otherwise provided herein.

         8.2. Effect of Termination. If this Agreement is terminated pursuant to
Section 8.1, all obligations of the parties under this Agreement will terminate, except (a) that each party will pay the costs and expenses incurred by it in connection with this Agreement, and neither party will be liable to the other for any costs, expenses or damages except as expressly provided herein; (b) that each party will redeliver all documents, work papers and other material of the other party relating to the transactions contemplated hereby, whether so obtained before or after execution hereof, to the party furnishing the same; (c) that all confidential information received by either party with respect to the business of the other party or any of its affiliates will be treated in accordance with Section 5.11; and (d) as provided in Sections 5.16 and 10.1. Notwithstanding a party's right to pursue remedies for breach of contract upon termination of this Agreement in accordance with Section 8.1, no remedies for breaches of representations and warranties will be available if this Agreement is terminated pursuant to Sections 8.1.1 and 8.1.3. Furthermore, in the event this Agreement is terminated pursuant to Section 8.1 before the Final Closing Date, no party to this

Agreement will be liable for any incidental, consequential, exemplary, special or punitive damages in connection with any claim for breach of this Agreement.

                                    ARTICLE 9
                                 INDEMNIFICATION

         9.1. Indemnification by Seller. From and after the First Closing Date, and regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer may have, Seller shall defend, indemnify and hold harmless Buyer, its affiliates, partners, officers, directors, employees, agents, and representatives, and any third party claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from:

                  9.1.1. any representations and warranties made by Seller in this Agreement or in any Transaction Document not being true and accurate when made or when required by this Agreement or such Transaction Document to be true and accurate;

                  9.1.2. any failure by Seller to perform any of its material covenants, agreements, or obligations in this Agreement or in any Transaction Document;

                  9.1.3. all liabilities and obligations of Seller, and all claims and demands made in respect thereof, whether or not known or asserted at or prior to the relevant Closing Date (other than the Assumed Obligations and Liabilities);

                  9.1.4. the operation of the MMDS Systems prior to the relevant Closing Date;

                  9.1.5. any liabilities relating to Seller's employees asserted under any Legal Requirement or otherwise pertaining to any labor or employment matter arising out of actions occurring prior to the relevant Closing Date;

                  9.1.6. all obligations and liabilities arising out of or relating to the Excluded Assets; and

                  9.1.7. any liabilities arising under any bulk sales laws applicable to the transactions contemplated hereby.

If, by reason of the claim of any Person relating to any of the matters to which Buyer is entitled to such indemnification, a Lien is placed or made upon any of the properties or assets owned or used by Buyer or any other indemnitee hereunder, in addition to any indemnity obligation of Seller under this Article, if the Lien is not released within 30 days after Seller is made aware of the Lien, Seller, if legally possible, shall furnish a bond sufficient to obtain the prompt release thereof within five days from receipt of notice relating thereto.

         9.2. Indemnification by Buyer. From and after the First Closing Date, Buyer shall defend, indemnify and hold harmless Seller, its affiliates, shareholders, officers, directors, employees, agents, and representatives, and any third party claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from:

                  9.2.1. any representations and warranties made by Buyer in this Agreement or in any Transaction Document not being true and accurate when made or when required by this Agreement or such Transaction Document to be true and accurate;

                  9.2.2. any failure by Buyer to perform any of its covenants, agreements, or obligations in this Agreement or in any Transaction Document; and

                  9.2.3. the Assumed Obligations and Liabilities.

         9.3. Claims for Indemnity; Third Party Claims.

                  9.3.1. Whenever a claim for Losses shall arise for which one party ("Indemnitee") shall be entitled to indemnification under this
         Article 9, Indemnitee shall notify the indemnifying party ("Indemnitor") in writing promptly after the first receipt of notice of such claim, and in any event within such period as may be necessary for Indemnitor to take appropriate action to resist such claim. Such notice shall specify all facts known to Indemnitee giving rise to such indemnification rights. The right of Indemnitee for indemnification, as set forth in the notice, shall be deemed agreed to by Indemnitor unless, within 30 days after receipt of such notice, Indemnitor shall notify Indemnitee in writing that it disputes the right of Indemnitee to indemnification. If Indemnitee shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same first by referring such matters to an executive officer of each party prior to commencing any Litigation to interpret the terms of this Agreement.

                  9.3.2. Upon receipt by Indemnitor of a notice from Indemnitee with respect to any claim of a third party against Indemnitee, and acknowledgment by Indemnitor (whether after resolution of a dispute or otherwise) of Indemnitee's right to indemnification hereunder with respect to such claim, Indemnitor shall assume the defense of such claim with counsel reasonably satisfactory to Indemnitee and Indemnitee shall cooperate to the extent reasonably requested by Indemnitor in defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by Indemnitor in connection therewith. If Indemnitor shall acknowledge Indemnitee's right to indemnification and elect to assume the defense of such claim, Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee. If Indemnitor has assumed the defense of any claim against

         Indemnitee, Indemnitor shall have the right to settle any claim for which indemnification has been sought and is available hereunder; provided that, to the extent that such settlement requires Indemnitee to take, or prohibits Indemnitee from taking, any action or purports to obligate Indemnitee, then Indemnitor shall not settle such claim without the prior written consent of Indemnitee, such consent not to be unreasonably withheld. If Indemnitor does not assume the defense of a third party claim or disputes Indemnitee's right to indemnification, Indemnitee shall have the right to defend against such claim until Indemnitor's obligation to indemnify is established pursuant to this
         Section 9.3, and Indemnitor shall have the right to participate in the defense of such claim through counsel of its choice, at Indemnitor's expense, but Indemnitee shall have control over the defense and authority to resolve such claim subject to this Section 9.3.

         9.4. Survival of Representations and Warranties and Covenants. Unless specified otherwise in this Agreement, the representations and warranties of Seller and Buyer in this Agreement shall survive the Final Closing Date for a period of 12 months, except for (i) those contained in Sections 3.1, 3.2, 3.3, the first sentence of Section 3.5, and Sections 3.12, 4.1, 4.2 and 4.3, which shall survive indefinitely, and (ii) those contained in Sections 3.8, 3.9 and 3.10, which shall survive for 30 days after the expiration of the applicable statute of limitations. Seller and Buyer shall have no liability under Sections
9.1.1 and 9.2.1, respectively, unless a claim for Losses for which indemnification is sought thereunder is asserted by Buyer or Seller, as the case may be, within the applicable survival period. Unless specified otherwise in this Agreement, the covenants of the parties shall survive the Final Closing Date indefinitely.

         9.5. Threshold; Limitation on Indemnification. An Indemnitor shall not be liable for indemnification pursuant to Section 9.1.1 or 9.2.1, as applicable, unless the amount of such Losses for which the Indemnitor, but for the provisions of this Section 9.5, would be liable exceeds, on an aggregate basis, $10,000 (the "Threshold Amount"), provided that the Threshold Amount shall not apply to Buyer's obligation to pay the Purchase Price pursuant to the terms of this Agreement. If the Threshold Amount is exceeded, the Indemnitor shall be liable for the amount of the Losses exceeding the Threshold Amount. The maximum aggregate amount that Seller shall be required to pay with respect to its indemnification obligation under Section 9.1.1 or 9.2.1 in respect of claims by all Indemnitees shall be the aggregate Purchase Price paid by Buyer to Seller. The maximum aggregate amount that Buyer shall be required to pay with respect to its indemnification obligation under Section 9.2.1 or 9.2.2 in respect of claims by all Indemnitees shall be the aggregate Purchase Price due and owing by Buyer to Seller (including the amount payable under Section 7.2, if any).

         9.6. Exclusive Remedy. From and after the Final Closing Date, and except for Section 2.7, the parties' sole and exclusive remedy in connection with or arising out of this Agreement or any Transaction Document shall be indemnification pursuant to this Article 9.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

         10.1. Expenses. Except as otherwise provided in this Agreement, each of the parties shall pay its own expenses and the fees and expenses of its counsel, accountants, and other experts in connection with this Agreement.

         10.2. Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking the action of compliance with any representation, warranty, covenant or agreement herein. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

         10.3. Notices. All notices, requests, demands, applications, services of process, and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission, courier, certified first class mail, postage prepaid, return receipt requested, or overnight delivery service to the parties hereto at the following addresses:


         To Seller:                 Nucentrix Broadband Networks
                                    4120 International Parkway
                                    Suite 2000
                                    Carrollton, TX 75007-1906
                                    Attention: General Counsel
                                    Facsimile No.: (972) 662-3800

                                    Vinson & Elkins, LLP
                                    3700 Trammell Crow Center
                                    2001 Ross Ave.
                                    Dallas, TX 75201-2975
                                    Attn: Rodney L. Moore
                                    Facsimile No.: (214) 999-7781

                  To Buyer:         Time Warner Entertainment-Advance/Newhouse
                                      Partnership
                                    c/o Time Warner Cable
                                    290 Harbor Drive
                                    Stamford, CT 06902
                                    Attention: Ms. Bonnie J. Blecha
                                    Facsimile: (203) 328-0691

                  Copies to:        Legal Department
                                    (at the address and facsimile number above)
                                    Attention: General Counsel

                                    and

                                    Holland & Hart LLP
                                    P.O. Box 8749 (80201)
                                    555 Seventeenth Street, Suite 3200
                                    Denver, CO 80202
                                    Attention: Stephen P. Villano
                                    Facsimile: (303) 295-8261

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section. Such notice shall be effective,
(i) if sent by facsimile transmission, when confirmation of transmission is received, or (ii) otherwise, upon actual receipt or rejection by the intended recipient.

         10.4. Risk of Loss. The risk of any loss or damage to the Assets resulting from fire, theft or any other casualty (except reasonable wear and tear) shall be borne by Seller at all times prior to the relevant Closing Date with respect to such Assets.

         10.5. Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except for the assignment by Buyer to any affiliate of or partner in Buyer, neither Buyer nor Seller shall assign this Agreement or delegate any of its duties hereunder to any other party without the prior written consent of the other, which consent shall not be unreasonably withheld.

         10.6. Entire Agreement; Amendments. This Agreement and the Exhibits and Schedules hereto embody the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification, or discharge may be sought to be enforced.

         10.7. Governing Law; Jurisdiction. The laws of the State of New York shall govern the validity, performance, and enforcement of this Agreement.

         10.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument.

         10.9. Further Assurances. From time to time after the relevant Closing Date, Seller shall, if requested by Buyer, make, execute and deliver to Buyer such additional assignments, bills of sale, deeds and other instruments of transfer, as may be necessary or proper to transfer to Buyer all of Seller's right, title, and interest in and to the Assets.

         10.10. Schedules and Exhibits; Headings. All references herein to schedules and exhibits are to the schedules and exhibits attached hereto, which shall be incorporated in and constitute a part of this Agreement by such reference. The headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning of this Agreement.



                            [SIGNATURE PAGE FOLLOWS]

         The parties have executed this Agreement as of the date set forth above.


                                       SELLER:

                                       NUCENTRIX BROADBAND NETWORKS, INC


                                       By:         /s/ CARROLL D. McHENRY
                                                 -------------------------------
                                       Name:       Carroll D. McHenry
                                                 -------------------------------
                                       Title:      President and CEO
                                                 -------------------------------


                                       BUYER:

                                       TIME WARNER ENTERTAINMENT-
                                       ADVANCE/NEWHOUSE PARTNERSHIP

                                       By:       Time Warner Entertainment
                                                 Company, L.P., its managing
                                                 general partner, through its
                                                 Time Warner Cable division


                                                 By:  /s/ BONNIE J. BLECHA
                                                      --------------------------
                                                      Bonnie J. Blecha
                                                      Vice President



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